UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

TYLER TOMCZAK, Derivatively on Behalf of MGT CAPITAL INVESTMENTS, INC., Plaintiff, v. ROBERT B. LADD, ROBERT HOLMES and MICHAEL ONGHAI, Defendants, and MGT CAPITAL INVESTMENTS, INC., Nominal Defendant.	No. 19-8046 **STIPULATION AND COMPROMISE OF SETTLEMENT** Hon. Victor Marrero

This Stipulation and Compromise of Settlement dated May 7, 2020 (the "Stipulation"), is made and entered into by and among the following Settling Parties (as defined below), each by and through their respective counsel: (i) Tyler Tomczak, plaintiff in the above-captioned shareholder derivative action (the "*Tomczak* Action") and Arthur Aviles (together with Tyler Tomczak "Plaintiffs"), plaintiff in the shareholder derivative action captioned *Arthur Aviles v. Robert B. Ladd, H. Robert Holmes and Michael Onghai, Defendants, and MGT Capital Investments, Inc., Nominal Defendant*, No. 1:13-cv-01700-UNA (United States District Court, District of Delaware) ("*Aviles* Action," and together with the *Tomczak* Action, the "Federal Derivative Actions"),[1] individually and derivatively on behalf of MGT Capital Investments, Inc.

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[1] Although filed only in the *Thomas* Action, this Stipulation and Settlement also intends to resolve the *Aviles* Action.

("MGT" or the "Company"); (ii) nominal defendant MGT; and (iii) defendants Robert B. Ladd, H. Robert Holmes, and Michael Onghai (the "MGT Defendants").[2]

This Stipulation, subject to the approval of the United States District Court for the Southern District of New York (the "Federal Court"), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below) and to result in the complete dismissal of the Federal Derivative Actions with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties' claims or defenses.

I. RECITALS

WHEREAS, MGT is a Delaware corporation with principal executive offices located in Durham, North Carolina, and MGT's principal executive offices were previously located in Harrison, New York; and

WHEREAS, on August 28, 2019, Plaintiff Tyler Tomczak filed in this District a Shareholder Derivative Complaint on behalf of MGT against all MGT Defendants asserting breach of fiduciary duty, waste of corporate assets, and unjust enrichment claims; and

WHEREAS, on September 11, 2019, Plaintiff Arthur Aviles filed in the District of Delaware a Verified Stockholder Derivative Complaint on behalf of MGT against all MGT Defendants asserting breach of fiduciary duty, corporate waste, and unjust enrichment claims; and

WHEREAS, the complaints in the Federal Derivative Actions (the "Complaints") allege, among other things, that the MGT Defendants breached their fiduciary duties to MGT by intentionally and/or recklessly causing MGT to: (1) engage in an illicit pump-and-dump scheme

[2] MGT and the MGT Defendants are referred to collectively as "Defendants".

to artificially inflate the price of MGT's stock ("Pump and Dump Scheme"); (2) make materially false and misleading statements regarding MGT's business, operations, and prospects that caused MGT's stock price to be artificially inflated; (3) sell millions of dollars' worth of MGT securities at artificially inflated prices and under false pretenses; (4) fail to maintain internal controls; and (5) make misrepresentations concerning MGT's business, operations, and prospects in its press releases and filings with the U.S. Securities and Exchange Commission ("SEC"); and

WHEREAS, in addition to the Federal Derivative Actions, two shareholder derivative actions brought on behalf of MGT (the "State Derivative Actions") are pending in the Supreme Court of the State of New York, Westchester County (the "State Court"), to wit, *Atul Ojha, derivatively on behalf of MGT Capital Investments, Inc. v. Robert B. Ladd, John McAfee, H. Robert Holmes, Michael Onghai and Nolan Bushnell, Defendants, and MGT Capital Investments, Inc., Nominal Defendant*, Index No. 654647/2016 (Supreme. Court, Westchester County) and *Bob Thomas, derivatively on behalf of MGT Capital Investments, Inc. v. Robert B. Ladd, John McAfee, H. Robert Holmes, Michael Onghai, Nolan Bushnell, Robert S. Lowrey, Barry C. Honig, John Stetson, Michael Brauser, John O'Rourke III and Mark Groussman, Defendants, and MGT Capital Investments, Inc., Nominal Defendant*, Index No. 70301/2018 (Supreme Court, Westchester County); and

WHEREAS, on February 12, 2020, following extensive settlement discussions, the Settling Parties executed a Confidential Settlement Term Sheet that contains the material terms of the Settlement; and

WHEREAS, the consideration for the Settlement is as follows: (i) the Board shall adopt a certain corporate governance reform, the terms of which are fully set forth in Exhibit A attached hereto (the "Corporate Governance Reform") by MGT; and (ii) the MGT Defendants shall

collectively pay or cause to be paid $65,000 to the Company; and

WHEREAS, as part of the Settlement, and as a result of arm's-length negotiations between MGT and Plaintiffs, MGT will pay $30,000 as attorneys' fees and expenses to Plaintiffs' Counsel, subject to approval by the Federal Court (the "Fee and Expense Award") and incentive awards of $400 to each Plaintiff (the "Incentive Awards"); and

WHEREAS, also in February 2020, a settlement was reached in the State Derivative Actions; and

WHEREAS, the Settling Parties have agreed to proceed by seeking approval of this Settlement, via this Stipulation, after the parties to the State Derivative Actions have sought and obtained preliminary and final approval of the settlement of the State Derivative Actions in State Court; and

WHEREAS, the State Court in the State Derivative Actions has issued an Order granting preliminary approval of the settlement reached in the State Derivative Actions, see NYSCEF Doc. No. 48, filed in Index No. 70301/2018.

NOW, THEREFORE, in consideration of the following covenants, it is hereby agreed as follows:

II. PLAINTIFFS' COUNSEL'S INVESTIGATION AND RESEARCH, PLAINTIFFS' CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

Plaintiffs' Counsel conducted an investigation relating to the claims and the underlying events alleged in the Federal Derivative Actions, including, but not limited to: (1) reviewing and analyzing the Company's public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in filings made in other litigation; (3) researching and drafting the complaints filed in

the Federal Derivative Actions; (4) researching the applicable law with respect to the claims in the Federal Derivative Actions and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing an extensive settlement demand that included a corporate governance reforms proposal; and (7) engaging in extensive settlement discussions with Defendants' Counsel.

Plaintiffs' Counsel believe that the claims asserted in the Federal Derivative Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants' defenses or the lack of merit of any of Plaintiffs' allegations, and in light of the substantial benefit Plaintiffs' Counsel believe the Settlement confers on MGT, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs' Counsel have concluded that it is desirable that the Federal Derivative Actions be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiffs and Plaintiffs' Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Federal Derivative Actions against the MGT Defendants through trials and possible appeals. Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Federal Derivative Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiffs and Plaintiffs' Counsel have determined that the Settlement is in the best interests of MGT and Current MGT Stockholders (as defined below), and have agreed to settle the Federal Derivative Actions upon the terms, and subject to the conditions, set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Federal Derivative Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Federal Derivative Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to MGT or its stockholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, Defendants would have continued to contest Plaintiffs' allegations vigorously, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Federal Derivative Actions. Yet, Defendants acknowledge and agree that the Corporate Governance Reform confers a substantial benefit to MGT and its stockholders. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Federal Derivative Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs, derivatively on behalf of MGT, and Defendants, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to Court approval, in consideration of the substantial benefit flowing to the Settling Parties, the Federal Derivative Actions and all of the Released Claims shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1. **Definitions**

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1 "Claims" means, collectively, any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys' fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured.

1.2 "Current MGT Stockholders" means, for purposes of this Stipulation, any Persons who own MGT common stock as of the date of this Stipulation and who continue to hold their MGT common stock as of the date of the Settlement Hearing, excluding the MGT Defendants, the officers and directors of MGT, and members of their immediate families, and their legal representatives, heirs, successors, or assigns, or any entity in which MGT Defendants have or had a controlling interest.

1.3 "Defendants' Counsel" means Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036.

1.4 "Defendants' Released Claims" means all Claims that could be asserted in any forum by any of the Released Persons against Plaintiffs, Plaintiffs' Counsel,

MGT, and all Current MGT Stockholders (solely in their capacity as MGT stockholders) (including known and Unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Federal Derivative Actions or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.5 "Effective Date" means the first date by which all of the events and conditions specified in Section IV, ¶ 6.1 herein have been met and have occurred.

1.6 "Federal Preliminary Approval Order" means the Order Preliminarily Approving Derivative Settlement and Providing for Notice to be entered by this Court, substantially in the form of Exhibit B attached hereto.

1.7 "Final," with respect to a court order, means the later of: (i) if there is an appeal from a court order, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a *writ of certiorari* and, if *certiorari* is granted, the date of final affirmance of the order following review pursuant to the grant; or (ii) the date of final dismissal of any appeal from the order or the final dismissal of any proceeding on *certiorari* to review the order; or (iii) the expiration of the time for the filing or noticing of any appeal or petition for *certiorari* from the order (or, if the date for taking an appeal or seeking review of the order shall be extended beyond this time by order of the issuing court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought), without any such filing or noticing being made.

However, any appeal or proceeding seeking subsequent judicial review pertaining solely to this Court's award of attorneys' fees or expenses, shall not in any way delay or affect the time set forth above for the Judgment to become Final or otherwise preclude the Judgment from becoming Final.

1.8 "Judgment" means the final order and judgment to be rendered by this Court, substantially in the form attached hereto as Exhibit D.

1.9 "Notice" means the Notice of Proposed Settlement of Derivative Action to Current MGT Stockholders of the Settlement, which, subject to this Court's approval, shall be substantially in the form of Exhibit C attached hereto.

1.10 "Person(s)" means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.11 "Plaintiffs' Counsel" means Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, New York, 10017, and Bragar Eagel & Squire, P.C., 855 Third Avenue, Suite 3040, New York, New York, 10022.

1.12 "Related Persons" means each and all of a Person's past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment

banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, employees, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, predecessors, successors, affiliates, subsidiaries, divisions, entities, investment vehicles, retirement accounts, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.13 "Released Claims" means all Claims, including known and Unknown Claims, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in the Federal Derivative Actions; (ii) would have been barred by *res judicata* had the Federal Derivative Actions been fully litigated to final judgment; or (iii) could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern or arise out of or relate to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in the Complaints filed in the Federal Derivative Actions; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement. Released Claims do not include either: (a) the federal securities fraud claims pending in *Kirt Guyer, individually and on behalf of all others similarly situated v. MGT Capital Investments, Inc. and Robert B. Ladd*, No. 1:18-cv-09228-ER (S.D.N.Y.); or (b) any claim that MGT may have against

Barry C. Honig, John Stetson, Michael Brauser, John O'Rourke III or Mark Groussman arising from the purchase or sale of securities in violation of Section 16(b) of the Securities Exchange Act of 1934.

1.14 "Released Person(s)" means, collectively, each and all of the Defendants and their Related Persons.

1.15 "Settlement" means the settlement of the Federal Derivative Actions as documented in this Stipulation.

1.16 "Settlement Hearing" means the hearing by this Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before this Court.

1.17 "Settling Parties" means, collectively, Plaintiffs (individually and derivatively on behalf of MGT), MGT and the MGT Defendants.

1.18 "State Preliminary Approval Order" means the order preliminary approving the settlement of both of the State Derivative Actions entered by the State Court on April 24, 2020

1.19 "Unknown Claims" means any Claims that any Party or any Current MGT Stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims and Defendants' Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims and Defendants' Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims

in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims and Defendants' Released Claims, including Unknown Claims, the Settling Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current MGT Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties shall expressly waive, and every Current MGT Stockholder who is not a Defendant shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Settling Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims or Defendants' Released Claims, but the Settling Parties shall expressly have, and every Current MGT Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and Defendants' Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden,

which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and every Current MGT Stockholder who is not a Defendant shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

2. Terms of the Settlement

2.1 In consideration for the full and final release, settlement and discharge of any and all claims that were or could have been asserted by Plaintiffs, individually and derivatively on behalf of MGT, against Defendants in the Federal Derivative Actions and the other terms and conditions of this Stipulation, the Settling Parties have agreed to the following:

2.2 MGT shall implement the Corporate Governance Reform set forth in Exhibit A (the "Reform"), pursuant to the terms set forth in Exhibit A and shall maintain them pursuant to the terms set forth in Exhibit A. MGT and its Board of Directors (the "Board") acknowledge that the filing, prosecution, and resolution of the Federal Derivative Actions was the primary cause of the Board's decision to implement the Reform. MGT and the Board further agree and affirm that the Reform has conferred and will confer a substantial benefit upon the Company and its shareholders.

2.3 Within thirty (30) calendar days after the State Court's entry of the State Preliminary Approval Order, the MGT Defendants shall collectively pay or cause to be paid

sixty-five thousand dollars ($65,000) ("MGT Defendants' Payment") to an escrow account of MGT Counsel (the "MGT Escrow Account"). Immediately after this Court enters the Judgment, MGT Counsel shall release from the MGT Escrow Account the MGT Defendants' Payment to MGT notwithstanding any appeals. MGT and its Board of Directors (the "Board") acknowledge that the filing, prosecution, and resolution of the Federal Derivative Actions was the primary cause of the Board's decision to implement the Reform. MGT and the Board further agree and affirm that the Reform has conferred and will confer a substantial benefit upon the Company and its shareholders.

3. Procedure for Implementing the Settlement

3.1 Unless otherwise directed by this Court or agreed to by the Settling Parties, Plaintiff Tomczak shall submit this Stipulation, together with its exhibits, to this Court by no later than thirty (30) calendar days after the State Court makes a determination as to final approval of the settlement of the State Derivative Actions. Upon submitting this Stipulation to this Court, Plaintiff Tomczak shall apply for entry of the Federal Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, *inter alia*: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current MGT Stockholders; (iii) approval of the form of notice of the Settlement substantially in the form of Exhibit C attached hereto; and (iv) a date for the Settlement Hearing.

3.2 MGT shall undertake the administrative responsibility for giving notice of the Settlement to Current MGT Stockholders in the manner set forth in this paragraph. MGT shall be solely responsible for paying the costs and expenses related to providing such notice or any notice that is required by this Court. Within ten (10) calendar days after this Court's entry of the

Federal Preliminary Approval Order, MGT shall issue the notice of the Settlement substantially in the form of Exhibit C attached hereto ("Notice") via a press release on *GlobeNewswire*, file with the SEC (1) the Notice and (2) the Stipulation with its exhibits (collectively "Stipulation"), as exhibits to a Form 8-K, and post the Notice together with the Stipulation on the "Investors" page of MGT's corporate website, mgtci.com/, or per the means required by this Court. The Notice will contain a link to the page on the Investors page of MGT's corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Federal Court Settlement Hearing. The Settling Parties believe the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current MGT Stockholders pursuant to applicable law and due process.

3.3 Plaintiff Tomczak shall request that this Court hold the Settlement Hearing to approve the Settlement, the Fee and Expense Award and the Incentive Awards at least fifty-five (55) calendar days after entry of the Federal Preliminary Approval Order, either in-person, telephonically or by video

3.4 Pending this Court's determination as to final approval of the Settlement, Plaintiffs and Plaintiffs' Counsel, and any Current MGT Stockholders, derivatively on behalf of MGT, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4. <u>Releases</u>

4.1 Within five (5) business days after the date that the Judgment becomes Final, Plaintiff Aviles and Defendants in the *Aviles* Action shall file a stipulation of discontinuance in the *Aviles* Action to dismiss the *Aviles* Action with prejudice.

4.2 Upon the Effective Date, MGT, Plaintiffs (individually and on behalf of MGT), and each Current MGT Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. MGT, Plaintiffs, and each Current MGT Stockholder shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs and their Related Persons, Plaintiffs' Counsel and their Related Persons, MGT, and all Current MGT Stockholders (solely in their capacity as MGT stockholders) from Defendants' Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their Related Persons, Plaintiffs' Counsel or their Related Persons, MGT, or any Current MGT Stockholders (solely in their capacity as MGT stockholders) with respect to any Defendants' Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants' Released Claims against Plaintiff and their Related Persons, Plaintiffs' Counsel and their Related Persons, MGT, and all Current MGT Stockholders (solely in their capacity as MGT stockholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.4 Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.

5. Plaintiffs' Counsel's Attorneys' Fees and Expenses

5.1 As a result of arm's-length negotiations between MGT and Plaintiffs, MGT will pay the Fee and Expense Award of thirty thousand dollars ($30,000) as attorneys' fees and expenses to Plaintiffs' Counsel and Incentive Awards of $400 to each Plaintiff, subject to approval by this Court. The Settling Parties agree that the Fee and Expense Award and the Incentive Awards are fair and reasonable in light of the substantial benefit conferred upon MGT and Current MGT Stockholders by the Settlement.

5.2 Within ten (10) calendar days of this Court's preliminary approval of the Settlement, MGT shall pay to Plaintiffs' Counsel's escrow account ("Plaintiffs' Counsel's Escrow Account"), via wire transfer or check: (a) the Fee and Expense Award; and (b) the Incentive Awards. Plaintiffs' Counsel shall provide Defendants' Counsel, within five (5) calendar days after this Court's preliminary approval of the Settlement, all necessary payment details to accomplish payment of the Fee and Expense Award and the Incentive Awards to Plaintiffs' Counsel's Escrow Account, including executed Form W-9s. Defendants and Defendants' Counsel shall have no responsibility for, nor bear any risk or liability with respect to, Plaintiffs' Counsel's Escrow Account, its operation, or any taxes or expenses incurred in connection with Plaintiffs' Counsel's Escrow Account. Plaintiffs' Counsel shall be solely responsible for any administrative costs associated with Plaintiffs' Counsel's Escrow Account, as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3 The Fee and Expense Award and Incentive Awards shall remain in Plaintiffs' Counsel's Escrow Account until the entry of the Judgment, at which time the Fee and Expense Award and Incentive Awards shall be immediately releasable to Plaintiffs' Counsel and Plaintiffs, notwithstanding the existence of any timely-filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Should this Court order the payment of attorneys' fees and expenses to Plaintiffs' Counsel in an amount less than the agreed Fee and Expense Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs' Counsel. Any amounts remaining in Plaintiffs' Counsel's Escrow Account shall be returned to MGT within five (5) business days.

5.4 Payment of the Fee and Expense Award in the amount approved by this Court shall constitute final and complete payment for Plaintiffs' Counsel's attorneys' fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Federal Derivative Actions and the resolution of the claims alleged therein. Defendants and Defendants' Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Award amongst Plaintiffs' Counsel. Defendants shall have no obligation to make any payment to any Plaintiffs' Counsel other than the payment to Plaintiffs' Counsel's Escrow Account provided in Section IV, ¶¶ 5.1-5.2 herein.

5.5 If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then Plaintiffs' Counsel and their successors and Plaintiffs shall be obligated to repay to MGT, within twenty (20) calendar days after written notification of such an event, the amount of the Fee and Expense Award and Incentive Awards paid by MGT that they received, and any amounts remaining in Plaintiffs' Counsel's Escrow Account shall be

returned to MGT. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Award being overturned or substantially modified, each of Plaintiffs' Counsel and their successors shall be obligated to repay to MGT, within twenty (20) calendar days, the portion of the Fee and Expense Award paid by MGT that they received and that was ultimately not awarded to Plaintiffs' Counsel, and any amounts remaining in Plaintiffs' Counsel's Escrow Account shall be returned to MGT.

5.6 Except as otherwise provided in this Stipulation, each of the Settling Parties shall bear his, her, or its own costs and attorneys' fees.

6. <u>Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination</u>

6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all the following events:

(i) the entry of the Federal Preliminary Approval Order;

(ii) this Court's entry of the Judgment;

(iii) the payment of the Fee and Expense Award and Incentive Awards into Plaintiffs' Counsel's Escrow Account in accordance with Section IV, ¶¶ 5.1-5.2 herein;

(iv) the payment of the MGT Defendants' Payment into the MGT Escrow Account in accordance with Section IV, ¶ 2.3 herein; and

(v) the Judgment has become Final.

6.2 If any of the conditions specified in Section IV, ¶ 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶ 6.4, and Plaintiffs and Defendants shall be restored to their respective positions in the Federal Derivative Actions as of

February 11, 2020, unless Plaintiffs' Counsel and Defendants' Counsel, on behalf of their respective clients, mutually agree in writing to proceed with the Stipulation.

6.3 Each of the Settling Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Settling Parties within twenty (20) calendar days of the date on which: (i) this Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) this Court refuses to enter the Federal Preliminary Approval Order in substantially the form attached as Exhibit B hereto; (iii) this Court refuses to enter the Judgment in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or modified in any material respect by the Court of Appeals for the Second Circuit or the United States Supreme Court; (v) the payment of the Fee and Expense Award into Plaintiffs' Counsel's Escrow Account in accordance with Section IV, ¶¶ 5.1-5.2 herein is not made; (vi) the payment of the MGT Defendants' Payment into the MGT Escrow Account in accordance with Section IV, ¶ 2.3 herein is not made; or (vii) the date on which the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Settling Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Settling Parties, attempted in good faith to confer with the other Settling Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Award or Incentive Awards, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the Judgment approving the Settlement from becoming Final.

6.4 In the event that the Stipulation is not approved by this Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶ 6.3 above, Plaintiffs and

Defendants shall be restored to their respective positions as of February 11, 2020, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Federal Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶ 1.1-1.19, 5.5, 6.4, 8.6-8.19 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Federal Derivative Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Federal Court in accordance with the terms of the Stipulation shall be treated as vacated, *nunc pro tunc*.

7. <u>Bankruptcy</u>

7.1 In the event any proceedings by or on behalf of MGT, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy Proceedings"), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings by or on behalf of MGT, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

8. <u>Miscellaneous Provisions</u>

8.1 The Settling Parties: (i) acknowledge that it is their intent to consummate this

Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 Any planned, proposed or actual sale, merger or change-in-control of MGT shall not void this Stipulation. The Stipulation shall run to the Settling Parties' respective successors-in-interest. In the event of a planned, proposed or actual sale, merger or change-in-control of MGT, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Award.

8.3 The Settling Parties agree that the terms of the Settlement were negotiated in good faith and at arm's length by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Settling Parties shall not take the position that the litigation was brought or defended in bad faith. The Settling Parties and their respective counsel agree that, throughout the course of the litigation, all Settling Parties and their counsel complied with Rule 11(b) of the Federal Rules of Civil Procedure ("Rule 11") in connection with the maintenance, prosecution, defense, and settlement of the Federal Derivative Actions and shall not make any application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in the Federal Derivative Actions.

8.4 While maintaining their positions that the claims and defenses asserted in the Federal Derivative Actions are, respectively, meritorious or without merit, as the case may be, Plaintiffs and Plaintiffs' Counsel, on the one hand, and Defendants and Defendants' Counsel, on the other, shall not make any public statements or statements to the media (whether or not for

attribution) that disparage the Settlement or any of the other's business, conduct, or reputation, or that of their counsel, connected to the Federal Derivative Actions. Notwithstanding the foregoing, each of the Settling Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Federal Derivative Actions were brought or defended in bad faith or without a reasonable basis.

8.5 Whether or not the Settlement is approved by this Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Federal Derivative Actions or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Federal Derivative Actions or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c) shall not be offered or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any

other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d) shall not be offered or used in any way against Plaintiffs or Plaintiffs' Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs' claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.

8.6 Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.7 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. After prior notice to the Federal Court, but without further order of the Federal Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.9 This Stipulation and the exhibits attached hereto represent the complete and final

resolution of all disputes among the Settling Parties with respect to the Federal Derivative Actions, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.10 The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.11 The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.12 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

8.13 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of New York and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State's choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.14 This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm's-length

negotiations among the Settling Parties, and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

8.15 All agreements made and orders entered during the course of the Federal Derivative Actions relating to the confidentiality of information and documents shall survive this Stipulation.

8.16 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants' privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs' Counsel and Defendants' Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Federal Rule of Evidence 408 as if such Rule applied in all respects in any such proceeding or forum.

8.17 The Settling Parties intend that this Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.18 Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.19 The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with this Court.

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of May 7, 2020.

GAINEY McKENNA & EGLESTON

By: T.J. McKenna /KSK
Thomas J. McKenna, Esq.
501 Fifth Avenue, 19th Floor
New York, NY 10017
Tel: (212) 983-1300
Email: tjmckenna@gme-law.com

Counsel for Plaintiff Tyler Tomczak

BRAGAR EAGEL & SQUIRE, P.C.

By: W. Scott Holleman/KSK
W. Scott Holleman, Esq.
855 Third Avenue, Suite 3040
New York, NY 10022
Tel: (646) 860-9449
Email: holleman@bespc.com

Counsel for Plaintiff Arthur Aviles

KRAMER LEVIN NAFTALIS & FRANKEL LLP

By: Karen S. Kennedy
John P. Coffey, Esq.
Karen S. Kennedy, Esq.
1177 Avenue of the Americas
New York, NY 10036
Tel.: (212) 715-9456
Email: kkennedy@kramerlevin.com
Email: scoffey@kramerlevin.com

Counsel for Defendants Robert B. Ladd, H. Robert Holmes and Michael Onghai and Nominal Defendant MGT Capital Investments, Inc.

Exhibit A

Within sixty (60) days of issuance of a final order approving the settlement of the Derivative Actions by the United States District Court for the District Court of New York ("Court"), the Board of Directors ("Board") of MGT Capital Investments, Inc. ("MGT" or the "Company") agrees to adopt the revised Director & Officer Questionnaire, a copy of which is attached hereto as Exhibit 1, which shall remain in effect for no less than five (5) years.

MGT and its Board agree and acknowledge that the filing, prosecution, and resolution of the Actions was the primary cause in the Board's decision to adopt the Revised Questionnaire. MGT and its Board further agree and affirm that the Revised Questionnaire will confer a benefit upon the Company and its shareholders.

Related Party Questionnaire

Explanation of Rule: SEC regulations and accounting guidance require companies to disclose certain business relationships that they have with any of their directors or with any entities in which their directors have a significant interest. The scope of this disclosure also extends to business relationships that a company has with its directors' immediate family members or with any entities in which those immediate family members have a significant interest. This disclosure highlights for investors situations in which directors might have conflicts of interest. Your answers to the following questions will help us fulfill this requirement. Please read the following guidelines before answering this questionnaire:

- General Rule: For SEC purposes, MGT must disclose transactions in excess of $120,000 in which a director or a director's immediate family member has a direct or *indirect* material interest and in which MGT is a participant (these are referred to as "related person transactions").

- The definition of "immediate family member" is expansive, including stepparents, stepchildren and persons (other than an employee or tenant) living in your household. The SEC has also defined the term "transaction."

- SEC regulations require disclosure of any transaction where MGT is a "participant." That means MGT does not have to be an actual party to a transaction for it to be disclosable under the SEC rules.

- SEC regulations require disclosure where an MGT director or an MGT director's immediate family member has a material interest in a transaction in which MGT is a participant. We would like to be involved in assessing the materiality of any transaction. As a result, we request that you disclose any transaction that meets the criteria described below even if you are not certain whether you or an immediate family member has a material interest in the transaction.

- SEC regulations require disclosure of indirect, as well as direct, material interests in transactions. You may be considered to have an indirect interest in a transaction if it involves:

  (a) an entity (and/or its subsidiaries) of which you or an immediate family member are an *executive officer,* director, partner or member;

  (b) an entity that is ten percent or greater owned by an entity of which you are an executive officer, partner, member or advisor;

  (c) an entity of which you and members of your immediate family own in the aggregate a ten percent or greater equity interest; or

  (d) a trust or other estate in which you have a substantial interest or as to which you serve as a trustee or in a similar fiduciary capacity.

  We refer to the above type of entity, trust or estate as a "Related Company."

- You need not report fees received as a director under these questions.

- In computing the amount involved in the transaction, you should include all periodic installments in the case of any lease or other agreement providing for periodic payments or installments.

- In calculating payments for property and services, you do not need to include

    - a transaction involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority; or

    - payments which arise solely from the ownership of MGT securities on the same basis as other holders of those securities.

- Incurring indebtedness is considered a disclosable transaction. In computing the amount of any indebtedness to MGT, the following items may be excluded and need not be disclosed: amounts due for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business.

Examples: Depending on the dollar amounts involved and other specific facts, we might have to disclose transactions such as the following:

- you are a partner at a law firm that provides legal counsel to MGT;

- you are a principal at an investment banking firm that MGT hired to advise on an acquisition;

- your consulting firm leases office space from MGT;

- MGT purchases supplies from a business owned by you or your spouse;

- MGT made a loan to your immediate family member;

- Your daughter-in-law is employed by MGT or one of its wholly owned subsidiaries and earns annual compensation in excess of $120,000; or

- MGT arranged for a loan to you from a third party.

Please answer all questions. If the answer to any question is "Yes," please explain.

	Yes	No
1) Have you or any related party of yours had any interest, direct or indirect, in any sales, purchases, transfers, leasing arrangements, guarantees, or other transactions since January 1, 2018 to which the Company was, or is to be, a party?	___	___
2) Do you or any related party of yours have any interest, direct or indirect, in any pending or incomplete sales, purchases, transfers, leasing arrangements, guarantees, or other transactions to which the Company, including any of its direct or indirect subsidiaries, is, or is to be, a party?	___	___
3) Have you or any related party of yours been indebted to, or had a receivable from, the Company at any time since January 1, 2018 (excluding amounts due for purchases or sales on customary trade terms and for ordinary travel and expense advances)?	___	___

	Yes	No
4) Are you aware of any other related party transactions, including side agreements, implicit or informal understandings, or other arrangements (whether oral or written), involving the Company, including any of its direct or indirect subsidiaries, or its related parties other than yourself?	___	___

____

____

____

____

____

____

____

____

____

5) Do you or any related party of yours have any interest, direct or indirect, in any other company where any of MGT's current officers, directors, or 15% stockholders serve as a director or officer or own at least a 15% interest?

The answers to the foregoing questions are correct to the best of my knowledge and belief.

Date:______________________________ Signature:______________________________

<u>Inquiries based on AS 18 Related Parties:</u>

Inquiries of **<u>management personnel</u>** about the risks of material misstatement associated with related-party relationships and transactions.

a) Please provide the names of the company's related parties, including changes from the prior period.

b) Please provide any background information concerning related parties (e.g., management, physical location, industry, size, extent of operations).

c) Please explain the nature of any relationships (including ownership structure) with the related parties and/or their management.

d) Please explain transactions entered into, modified, or terminated, with related parties and the terms and business purposes (or the lack thereof) of such transactions.

e) Please explain the business purpose for entering into a transaction with a related party versus an unrelated party.

f) Are there any related-party transactions that have not been authorized and approved in accordance with the company's established related-party policies or procedures?

g) Are there any related-party transactions that are exceptions to the company's policies or procedures? If so what are the reasons for granting those exceptions?

The answers to the foregoing questions are correct to the best of my knowledge and belief.

Date:______________________________

Name: ___________________________________

Signature:__________________________

Title:______________________________

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

TYLER TOMCZAK, Derivatively on Behalf of MGT CAPITAL INVESTMENTS, INC., Plaintiff, v. ROBERT B. LADD, ROBERT HOLMES and MICHAEL ONGHAI, Defendants, and MGT CAPITAL INVESTMENTS, INC., Nominal Defendant.	No. 19-8046 Hon. Victor Marrero
ARTHUR AVILES, Derivatively on Behalf of MGT CAPITAL INVESTMENTS, INC., Plaintiff, v. ROBERT B. LADD, ROBERT HOLMES and MICHAEL ONGHAI, Defendants, and MGT CAPITAL INVESTMENTS, INC., a Delaware corporation Nominal Defendant.	No. 19-1700

[PROPOSED] PRELIMINARY APPROVAL AND SCHEDULING ORDER

WHEREAS, the parties to the above-captioned consolidated shareholder derivative action (the "Derivative Action") have made application, pursuant to Federal Rule of Civil Procedure 23.1,

for an order (i) preliminarily approving the proposed settlement ("Settlement") of the Derivative Action, in accordance with a Stipulation and Agreement of Settlement, dated May 7, 2020, and the Exhibits thereto (the "Stipulation"), (ii) approving the form and content of the Notice to Current MGT Stockholders of Pendency and Proposed Settlement of Shareholder Derivative Action (the "Notice"), substantially in the form of Exhibits B and C to the Stipulation, and (iii) setting a date for the final Settlement hearing;

WHEREAS, the Stipulation sets forth the terms and conditions of the Settlement;

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and the Settling Parties' submissions in support of the motion for preliminary approval of the Settlement;

NOW THEREFORE, IT IS ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the terms of the Settlement set forth therein.

2. The final Settlement Hearing shall be held before the United States District Court for the Southern District of New York, on ________________, 2020 at ______ a.m./p.m. before this Court in Courtroom 15B of the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY 10007, to: (1) determine whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) consider any objections to the Settlement submitted

in accordance with the Notice; (3) determine whether the Judgment finally approving the Settlement, substantially in the form of Exhibit E to the Stipulation, should be entered, dismissing the Derivative Action with prejudice and releasing the Released Claims against the Released Parties; (4) determine whether the requested Fee and Expense Award for Plaintiffs' Counsel and the Service Awards to Plaintiffs, which will be funded from the Fee and Expense Award, should be approved; and (5) consider any other matters that may properly be brought before the Court in connection with the Settlement.

3. This Court approves, as to form and content, the Notice, annexed as Exhibit C to the Stipulation, and finds that the filing of the Stipulation and publication of the Notice substantially in the manner and form set forth in ¶3.4 of the Stipulation, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. Within ten (10) business days of the Court's entry of this Preliminary Approval and Scheduling Order, MGT shall: (1) file a copy of the Notice (a copy of which is attached as Exhibit C to the Stipulation) with the SEC via a Form 8-K; and (2) post a link to the Stipulation and the Notice on the investor relations portion of MGT's website.

5. All costs incurred in the publication of the Notice shall be paid or caused to be paid by MGT or its insurer.

6. At least fourteen (14) calendar days prior to the Settlement Hearing, MGT's counsel shall file with the Court proof, by affidavit or declaration, that the approved Notice process set forth in Paragraph 4 hereof has been fully undertaken.

7. All Current MGT Stockholders shall be bound by all orders, determinations,

and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Current MGT Stockholders.

8. Pending final determination of whether the Settlement should be approved, neither Plaintiffs or Plaintiffs' Counsel, nor any Current MGT Stockholders or other Persons, derivatively on behalf of MGT, shall commence or prosecute against any action or proceeding in any court or tribunal asserting any of the Released Claims against any of the Released Parties.

9. All papers in support of the Settlement shall be filed with the Court and served at least 35 calendar days prior to the Settlement Hearing.

10. Any Current MGT Stockholder and beneficial owners of common stock of MGT as of the date of entry of this Order, may object and/or appear and show cause if he, she or it has any reason why the terms of the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Award should not be finally approved; provided, however, that unless otherwise ordered by the Court, no Current MGT Stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least twenty-one (21) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court at the address listed below and served the following counsel (delivered by hand or sent by first class mail) a written objection to the Settlement setting forth (a) the nature of the objection; (b) proof of ownership of MGT common stock through the date of the Settlement Hearing, including the number of shares of MGT common stock owned and date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Stockholder or his, her, or its attorney has objected to a settlement in the last three

years; and (2) if a Current MGT Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder's intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current MGT Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Clerk of the Court:

Clerk of the Court
U.S. DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
Daniel Patrick Moynihan
United States Courthouse
500 Pearl Street
New York, NY 10007

Counsel for Plaintiffs:

Thomas James McKenna
GAINEY & MCKENNA
501 Fifth Avenue, 19th Floor
New York, New York 10017

W. Scott Holleman
BRAGAR EAGEL & SQUIRE, P.C.
885 Third Avenue
New York, NY 10022

Counsel for MGT:

John P. Coffey
Karen S. Kennedy
KRAMER LEVIN NAFTALIS & FRANKEL LLP
1177 Avenue of the Americas
New York, New York 10036

11. Any Current MGT Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be forever bound by the Judgment to be entered, the dismissal of the Derivative Action with prejudice, and any and all of the releases set forth in the Stipulation.

12. All papers in response to any objections to the Settlement shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

13. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be used by any other person in any other actions or proceedings, whether civil, criminal or administrative as evidence or otherwise. The Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the

Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

14. If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the Actions will revert to their status as of the date immediately preceding the date of the Stipulation.

15. The Court reserves the right to adjourn the date of the Settlement Hearing, to hold it telephonically or by video, or modify any other dates set forth herein without further notice to Current MGT Stockholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current MGT Stockholders.

IT IS SO ORDERED.

DATED: ______________________

____
HONORABLE VICTOR MARRERO
UNITED STATES DISTRICT JUDGE

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

TYLER TOMCZAK, Derivatively on Behalf of MGT CAPITAL INVESTMENTS, INC., Plaintiff, v. ROBERT B. LADD, ROBERT HOLMES and MICHAEL ONGHAI, Defendants, and MGT CAPITAL INVESTMENTS, INC., Nominal Defendant.	No. 19-8046 Hon. Victor Marrero
ARTHUR AVILES, Derivatively on Behalf of MGT CAPITAL INVESTMENTS, INC., Plaintiff, v. ROBERT B. LADD, ROBERT HOLMES and MICHAEL ONGHAI, Defendants, and MGT CAPITAL INVESTMENTS, INC., a Delaware corporation Nominal Defendant.	No. 19-1700

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO: **ALL CURRENT OWNERS OF MGT CAPITAL INVESTMENTS, INC. ("MGT") COMMON STOCK (TICKER SYMBOL: MGTI) AS OF MAY 7, 2020, WHO CONTINUE TO OWN SUCH SHARES THROUGH ________ __, 2020 ("CURRENT MGT STOCKHOLDERS").**

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, CURRENT MGT STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NOT A COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Compromise of Settlement dated May 7, 2020 (the "Stipulation").[1] The purpose of this Notice is to inform you of:

- the existence of the above-captioned derivative actions ("Derivative Actions"),
- the proposed settlement between the Plaintiffs and Defendants reached in the Derivative Actions (the "Settlement"),
- the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,
- Plaintiffs' Counsel's application for fees and expenses, and
- Plaintiffs' Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs' claims or Defendants' defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On May 7, 2020, Plaintiffs, MGT, in its capacity as a nominal defendant, defendants Robert B. Ladd, H. Robert Holmes, and Michael Onghai (the "MGT Defendants"), entered into the Stipulation in the above-captioned action filed derivatively on behalf of MGT, in the U.S. District Court for the Southern District of New York (the "Court") against the MGT Defendants. The Settlement, as documented in the Stipulation, subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The consideration for the Settlement

[1] All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

is as follows: (i) the Company shall adopt a certain corporate governance reform, the terms of which are fully set forth in Exhibit A to the Stipulation by MGT and (ii) the MGT Defendants shall collectively pay or cause to be paid $65,000 to the Company. As part of the Settlement, MGT shall pay a Fee and Expense Award to Plaintiffs' Counsel of $30,000 and Service Awards to two Plaintiffs of $400 each, to be paid in addition to the Fee and Expense Award.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Investors page on MGT's website, mgtci.com/, contact Plaintiffs' Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

<u>What is the Lawsuit About?</u>

The Derivative Actions are brought derivatively on behalf of nominal defendant MGT and allege that the MGT Defendants breached their fiduciary duties by making and/or causing MGT to make false and misleading statements of material fact to the investing public, failing to maintain internal controls at MGT, and engaging in a pump and dump scheme.

<u>Why is there a Settlement?</u>

The Court has not decided in favor of Defendants or Plaintiffs. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement, including the corporate governance reforms adopted by MGT as part of the Settlement, provides a substantial benefit to, and is in the best interests of, MGT and its stockholders.

Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Action. Defendants further assert that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of MGT and MGT's stockholders. Defendants assert that they have meritorious defenses to the claims in the Derivative Actions. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the risks inherent in any lawsuit and the burden and expense of further litigation.

<u>The Settlement Hearing and Your Right to Object to the Settlement</u>

On __________ __, 2020, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the "Preliminary Approval Order") and providing for the notice of the Settlement to be made to Current MGT Stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the "Settlement Hearing") in-person, telephonically or by video on __________, 2020 at __:__ .m. before the Honorable Victor Marrero, Courtroom 15B, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, NY 10007, to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of MGT and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Actions with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and

Expense Award to Plaintiffs' Counsel of attorneys' fees and the reimbursement of expenses; (v) consider the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Any Current MGT Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed Fee and Expense Award to Plaintiffs' Counsel, may file a written objection with the Court. An objector must at least 14 calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of MGT common stock as of May 7, 2020 and through the date of the Settlement Hearing, including the number of shares of MGT common stock held and the date of purchase, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last 3 years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ __, 2020. The Clerk's address is:

Clerk of the Court
UNITED STATES DISTRICT COURT, SOUTHERN DISTRICT OF NEW YORK
500 Pearl Street, New York, NY 10007

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS' COUNSEL AND DEFENDANTS' COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2020. Counsel's addresses are:

Counsel for Plaintiffs	**Counsel for Defendants**
Thomas James McKenna Gainey & McKenna 501 Fifth Avenue, 19th Floor New York, New York 10017 W. Scott Holleman	Karen S. Kennedy John P. Coffey Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036

Bragar Eagel & Squire, P.C. 885 Third Avenue, Suite 3040 New York, NY 10022	

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than 14 calendar days before the Settlement Hearing. Any Current MGT Stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector's expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current MGT Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in the Derivative Actions and from pursuing any of the Released Claims.

You may obtain further information by contacting counsel for Plaintiffs at: Gainey & McKenna, Attn: Thomas James McKenna, 501 Fifth Avenue, 19th Floor, New York, New York 10017, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com; or Bragar Eagel & Squire, P.C., Attn: W. Scott Holleman, 855 Third Avenue, Suite 3040, New York, NY 10022, Telephone: (646) 860-9449, Email: holleman@bespc.com. **Please Do Not Call the Court or Defendants with Questions About the Settlement.**

PLEASE DO NOT TELEPHONE THE COURT, COURT CLERK'S OFFICE, OR ANY REPRESENTATIVE OF MGT REGARDING THIS NOTICE

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

TYLER TOMCZAK, Derivatively on Behalf of MGT CAPITAL INVESTMENTS, INC., Plaintiff, v. ROBERT B. LADD, ROBERT HOLMES and MICHAEL ONGHAI, Defendants, and MGT CAPITAL INVESTMENTS, INC., Nominal Defendant.	No. 19-8046 Hon. Victor Marrero
ARTHUR AVILES, Derivatively on Behalf of MGT CAPITAL INVESTMENTS, INC., Plaintiff, v. ROBERT B. LADD, ROBERT HOLMES and MICHAEL ONGHAI, Defendants, and MGT CAPITAL INVESTMENTS, INC., a Delaware corporation Nominal Defendant.	No. 19-1700

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on _______________, 2020, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation and Agreement of

Settlement dated May 7, 2020, and the exhibits thereto (the "Stipulation"). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment ("Judgment").

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

Unless otherwise stated herein, all capitalized terms contained in this Judgment shall have the same meaning and effect as stated in the Stipulation (which is attached hereto).

This Court has jurisdiction over the subject matter of the New York Action and over the Settling Parties to the New York Action.

This Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Settling Parties, MGT Capital Investments, Inc. ("MGT"), and Current MGT Stockholders, and hereby finally approves the Settlement in all respects and directs the Settling Parties to perform the terms of the Settlement as set forth in the Stipulation.

This Court hereby dismisses the New York Action with prejudice and without costs to the Settling Parties, except as otherwise provided below.

Upon the Effective Date, Plaintiffs (individually and derivatively on behalf of MGT), MGT, any other Current MGT Stockholders on behalf of MGT, and Plaintiffs' Counsel shall be deemed to have fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Parties.

Upon the Effective Date hereof, the Settling Parties are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Parties as set

forth in and in accordance with the terms of the Stipulation. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

Upon the Effective Date, each of the Released Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs' Counsel from any and all Defendants' Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

The Court finds that the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action ("Notice") was given in accordance with the Preliminary Approval and Scheduling Order entered on ______________, 2020, and that such Notice was reasonable, constituted the most practicable notice under the circumstances to Current MGT Stockholders, and complied with the requirements of federal law and due process.

The Court hereby approves the Fee and Expense Award and directs payment of the Fee and Expense Award in accordance with the terms of the Stipulation.

The Court hereby approves the Service Awards of $400 for each Plaintiff to be paid from Plaintiffs' Counsel's Fee and Expense Award in recognition of Plaintiffs' participation and efforts in the prosecution of the Actions.

During the course of the litigation of the Actions, all Settling Parties and their counsel acted in good faith and complied with Fed. R. Civ. P. 11 and any similar rule or statue.

Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, is or may be deemed to be or may be used as: (a) an admission of, or evidence of, the validity of any Released Claim or any wrongdoing or liability of the Defendants; (b) an admission or concession by Plaintiffs or any MGT stockholder of any infirmity in the claims asserted in the Complaints; or (c)

an admission of, or evidence of, any fault or omission of any of the Released Parties in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Released Parties may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, equitable estoppel, judicial estoppel, release, good-faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this Settlement; and (b) all Settling Parties and the Settling Parties' counsel hereto for the sole purpose of construing, enforcing, and administering the Stipulation and this Order and Final Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Settling Party, to the extent consistent and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

There is no reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed by the Court.

IT IS SO ORDERED.

DATED: ________________________

____
HONORABLE VICTOR MARRERO
UNITED STATES DISTRICT JUDGE